Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to the Credit Agreement (the “First Amendment”) is made as of the 14th day of January, 2005 by and among:

THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:

said WET SEAL, INC.,

WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

WET SEAL GC, INC., a Virginia corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Facility Guarantor; and

the LENDERS party hereto; and

S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguilla, as Administrative Agent and Collateral Agent (collectively the “Agents”) for the Lenders;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the other Borrowers, the Lenders and the Agents entered into a Credit Agreement dated as of November 9, 2004 (as amended, restated or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties desire to amend certain of the terms and conditions of the Credit Agreement as are set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.	Amendment to Article I.

a.	The definition of “Change in Control” in Section 1.01 of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

“Approval of less than one-half of the members of the board of directors by individuals not approved in accordance with the terms provided for in subsection (a) above, shall not constitute a Change in Control hereunder.”

b.	The definition of “Interest Payment Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

c.	The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting the following in lieu thereof:

“Maturity Date” has the meaning set forth in Section 2.17.

d.	Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Base Interest Rate” means a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) during the period from the Closing Date through and including July 31, 2005, 25%, and (b) thereafter, 30%.

“Base Interest Rate Payment Date” has the meaning set forth in Section 2.09(b).

“Bridge Subordination Agreement” means the Subordination Agreement, dated as of January 14, 2005 (as amended, restated or otherwise modified and in effect from time to time), entered into among the Collateral Agent (as defined in the Indenture), on behalf of the Agents and the Lenders, the Trustee under the Indenture, the investors from time to time designated as “Buyers” under the Securities Purchase Agreement, and the Lead Borrower.

“Convertible Note Indebtedness” has the meaning set forth in Section 6.01(j).

“Convertible Notes” means the Notes (whether “Notes” (as defined in the Securities Purchase Agreement as of the date hereof) or any convertible notes issued in replacement of the Notes in accordance with the terms thereof), made payable by the Lead Borrower, in an aggregate principal amount equal to $56,000,000 (plus capitalized expenses and interest and other amounts due thereon), issued pursuant to the Indenture.

“Indenture” means the Indenture, dated as of January 14, 2005 (as amended, restated or otherwise modified and in effect from time to time), between the Trustee, the Collateral Agent (as defined in the Indenture) and The Wet Seal, Inc., as issuer, pursuant to which the Convertible Notes are issued.

“Indenture Security Documents” means the Security Documents, the Guarantee, the Guarantor Collateral Documents (in each case, as defined in the

Indenture), and each other security agreement or other instrument or document executed and delivered pursuant to the Indenture to secure any of the obligations thereunder, in each case as amended, restated or otherwise modified and in effect from time to time.

“Intercreditor Agreement” means the Intercreditor and Lien Subordination Agreement, dated as of November 9, 2004 (as amended, restated or otherwise modified and in effect from time to time), entered into between the Agents, on behalf of themselves and the Lenders, and the Working Capital Agents, on behalf of themselves and the Working Capital Lenders.

“Non-Consenting Lender” has the meaning provided therefor in Section 9.03.

“Securities Purchase Agreement” means the Amended and Restated Securities Purchase Agreement, dated as of December 13, 2004 (as amended by the First Amendment, dated as of January 14, 2005, and as further amended, restated or otherwise modified and in effect from time to time) entered into by and among the Lead Borrower and the initial holders of the Convertible Notes.

“Securities Purchase Documents” shall mean, collectively, the Securities Purchase Agreement, Indenture (including the Securities being issued thereunder, as such Securities are defined in the Indenture), the Indenture Security Documents, Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Registration Rights Agreement, any Security Agreement (each as defined in the Securities Purchase Agreement as in effect on the date hereof), any other Transaction Document and any other certificate, instrument or document contemplated in the Securities Purchase Agreement, in each case as amended, restated or otherwise modified and in effect from time to time.

“Senior Subordination Agreement” means the Amended and Restated Subordination Agreement, dated as of January 14, 2005 (as amended, restated or otherwise modified and in effect from time to time), entered into among the Working Capital Administrative Agent, on behalf of itself and the Working Capital Lenders, the Trustee under the Indenture, the investors from time to time designated as “Buyers” under the Securities Purchase Agreement, and the Lead Borrower.

“Supplemental Interest Rate” means a per month rate (computed as of the first day of each calendar month, on the basis of the actual number of days in such calendar month) of (a) during the period from February 1, 2005 through and including February 28, 2005, 1.45%; (b) during the period from March 1, 2005 through and including March 31, 2005, 0.70%; and (c) thereafter, 1.5%.

“Supplemental Interest Rate Payment Date” has the meaning set forth in Section 2.09(b).

“Trustee” means The Bank of New York, in its capacity as trustee under the Indenture.

3.	Amendment to Article II. The provisions of Article II of the Credit Agreement are hereby amended by:

a.	deleting subsection 2.09 in its entirety and substituting in lieu thereof the following:

“(a) Subject to Section 2.10, the Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the making of such Term Loan until such principal amount is repaid in full, at a rate equal to the sum of (i) the Base Interest Rate and (ii) the Supplemental Interest Rate (collectively, the “Interest Rate”).

(b) Interest accrued on the Term Loan at the Base Interest Rate shall be payable monthly in arrears, on the first Business Day of each month (the “Base Interest Rate Payment Date”), commencing on December 1, 2004, at maturity (whether by acceleration or otherwise), and after such maturity on demand. Interest payable on the Term Loan at the Supplemental Interest Rate shall be payable monthly in advance, on the first Business Day of each month (the “Supplemental Interest Rate Payment Date”), commencing on February 1, 2005. Such interest that has accrued during any such period may be capitalized on such Base Interest Rate Payment Date and added to the outstanding principal amount of the Term Loan and such interest that is payable in advance for any such period may be capitalized on such Supplemental Interest Rate Payment Date and added to the outstanding principal amount of the Term Loan. For purposes of this Agreement and the other Loan Documents, the amounts so capitalized hereunder shall bear interest in accordance with this Section 2.09 as though such amounts constituted a Term Loan made by the Lenders hereunder. All interest paid (including, without limitation, such interest that has been paid by capitalizing such interest in accordance with the terms hereof) shall be non-refundable.

(c) The Borrowers shall repay the entire unpaid balance of the Term Loan (including, without limitation, all capitalized interest thereon) and all accrued and unpaid interest thereon on the Termination Date.”

b.	deleting Section 2.17 in its entirety and substituting the following in lieu thereof:

“2.17 Term; Automatic Renewal.

This Agreement shall continue in full force and effect for a term ending on March 31, 2005 and automatically shall be renewed for successive one-month periods thereafter, in each case ending on the last Business Day of a calendar month (such date, the “Maturity Date”); provided that, (a) the Administrative Agent, in its sole discretion, may terminate this Agreement effective on the last Business Day of a calendar month by giving the Lead Borrower at least 10 days prior written notice and (b) the Maturity Date shall occur no later than March 31, 2009. Nothing in this Section 2.17 shall limit any right the Agents or the Lenders have hereunder to take any action, including the termination of the Agents’ and Lender’s obligations, upon the occurrence and during the continuation of an Event of Default.

4.	Amendment to Article V. The provisions of Article V of the Credit Agreement are hereby amended by:

a.	(i) deleting the word “and” at the end of clause (k) of Section 5.01, (ii) deleting the period at the end of clause (l) of Section 5.01 and inserting “; and” in lieu thereof and (iii) inserting the following new clause (m) at the end of Section 5.01:

“(m) promptly upon receipt thereof, copies of any material notices received by any of the Loan Parties under the Working Capital Loan Documents, the Senior Subordination Agreement and/or the Securities Purchase Documents.”

b.	inserting the following new Section 5.18 in at the end of Article V:

“5.18 Funding of Convertible Notes. On or before January 14, 2005, the Lead Borrower shall have received at least $26,000,000 of net cash proceeds from the issuance of the Convertible Notes, and on or before January 18, 2005 the Lead Borrower shall have received at least an additional amount of $26,000,00 of net cash proceeds from the issuance of the Convertible Notes, totaling minimum net cash proceeds of $52,000,000.”

5.	Amendment to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended by:

a.	(i) deleting the word “and” at the end of clause (h) of Section 6.01, (ii) deleting the period at the end of clause (i) of Section 6.01 and inserting “; and” in lieu thereof and (iii) inserting the following new clause (j) at the end of Section 6.01:

“(j) Indebtedness owing to the holders of the Convertible Notes, in an aggregate principal amount not to exceed $56,000,000 (plus capitalized expenses and interest and plus all Subordinated Debt Fees (as defined in the Bridge Subordination Agreement) and all other amounts due thereon, the “Convertible Note Indebtedness”) under the Securities Purchase Documents. Except for the conversion of the Convertible Notes into shares of Class A Common Stock of the Lead Borrower in accordance with the terms of the Convertible Notes, the Borrowers shall not make any payments on the Convertible Notes or under the Securities Purchase Documents (other than the payment of Subordinated Debt Fees (as defined in the Bridge Subordination Agreement), and the accrual of (A) payment in kind or capitalized interest, (B) capitalized expenses, and (C) all other amounts due thereon, which amounts are all to be capitalized) unless and until all Obligations have been repaid in full in cash. Except for the amendments and modifications permitted in accordance with the terms of the Bridge Subordination Agreement, the Borrowers shall not hereafter effect or permit any amendments or modifications to any of the Securities Purchase Documents without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld.”

b.	(i) deleting the word “and” at the end of clause (d) of Section 6.02, (ii) deleting the period at the end of clause (e) of Section 6.02 and inserting “; and” in lieu thereof and (iii) inserting the following new clause (f) at the end of Section 6.02:

“(f) Liens granted in favor of the Collateral Agent, on behalf of the holders of the Convertible Notes, under the Security Documents to secure the Convertible Note Indebtedness; provided that such Liens are subject to the Bridge Subordination Agreement.”

6.	Amendment to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended by:

a.	(i) deleting the word “or” at the end of clause (q) of Section 7.01, (ii) deleting the comma at the end of clause (r) of Section 7.01 and inserting “; or” in lieu thereof and (iii) inserting the following new clause (s) at the end of Section 7.01:

“(s) the occurrence of any event giving rise to a Change in Control, as defined under the Convertible Notes, or a Change of Control, as defined in the Indenture, or the occurrence of any Event of Default, as defined under the Convertible Notes, the Securities Purchase Agreement, or the Indenture, whether or not any holders of the Convertible Notes or the Securities have exercised, or are permitted to exercise, any of their respective rights and remedies on account thereof.”

7.	Amendment to Article IX. The provisions of Article IX of the Credit Agreement are hereby amended by deleting Section 9.03 of the Credit Agreement in its entirety and substituting the following in lieu thereof:

“9.03 Non-Consenting Lender. Notwithstanding anything to the contrary in Section 9.02, if, in connection with any proposed amendment, waiver or consent requiring the Consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose Consent is not obtained being referred to as a “Non-Consenting Lender”), then S.A.C. Capital Associates, LLC shall have the right (but not the obligation) to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Term Loans for an amount equal to the principal balances thereof and all accrued interest thereon and any and all other amounts then due in connection therewith, if any, with respect thereto through the date of sale pursuant to one or more Assignment and Acceptance(s), without premium or discount.”

8.	Hilco Consent. The Agent and the Lenders hereby acknowledge that certain letter agreement, dated as of December 31, 2004 (the “Hilco Consent”), pursuant to which the Agent and each Lender at the time party to the Credit Agreement consented to the Subordination Agreement, dated as of December 31, 2004, among Hilco Merchant Resources, LLC, Fleet Retail Group, Inc., as First Lien Agent (as defined therein), and S.A.C. Capital Associates, LLC, as Second Lien Agent (as defined therein) and each of the transactions contemplated thereby. Each of the Agent and the Lenders hereby reaffirms such Hilco Consent, pursuant to Section 9.02(b) of the Credit Agreement.

9.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	The Administrative Agent shall have received a fully executed copy of the following documents, together with each other document required thereby:

1.	This First Amendment, duly executed and delivered by the Borrowers, the Facility Guarantor, the Agents and the Lenders;

2.	The second amendment to the Working Capital Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Borrowers, the Facility Guarantor, the Working Capital Administrative Agent and the Working Capital Lenders;

3.	The second amendment to the Working Capital Credit Agreement shall have become effective in accordance with its terms;

4.	The first amendment to the Working Capital Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Working Capital Administrative Agent and the Administrative Agent;

5.	The first amendment to the Working Capital Intercreditor Agreement shall have become effective, in accordance with its terms;

6.	The Bridge Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Trustee, the Collateral Agent, and the Lead Borrower;

7.	The Senior Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Trustee, the Working Capital Administrative Agent, and the Lead Borrower; and

8.	Such replacement Notes or new Notes, as applicable, evidencing the Term Loan under the Credit Agreement, as the Administrative Agent may request, duly executed and delivered by the Borrowers to the Administrative Agent for delivery to the Lenders.

b.	No Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the execution of this First Amendment and, except to the extent set forth on Schedule 1 hereto, all representations and warranties made in the Credit Agreement are true and correct as of the date hereof, except to the extent that they refer specifically to an earlier date, in which case they are true and correct as of such earlier date.

c.	The Borrowers and the Facility Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may reasonably request.

10.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.	Upon receipt of any additional intellectual property search results which reflect intellectual property owned by any of the Loan Parties not subject to an existing Intellectual Property Security Agreement executed in favor of the Collateral Agent, the Loan Parties shall, to the extent delivered to the Working Capital Agent, execute and deliver to the Collateral Agent such additional amendments and/or Intellectual Property Security Agreements as were delivered to the Working Capital Agent or as may otherwise be reasonably requested by the Collateral Agent.

c.	The Loan Parties hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if the Loan Parties now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE the Agents and each Lender, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

d.	The Borrowers shall promptly pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this First Amendment, including, without limitation, all reasonable attorneys’ fees.

e.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of this First Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

f.	This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

g.	This First Amendment shall be binding upon, and inure to the benefit of the successors and assigns of the parties hereto.

h.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. This First Amendment may not be amended, modified or otherwise changed without the mutual agreement in writing of the parties hereto.

i.	Each of the Loan Parties hereto (on behalf of all Loan Parties) hereby (a) acknowledges and consents to this First Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this First Amendment all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Agent for the ratable benefit of the Lenders, or to grant to any Agent for the ratable benefit of the Lenders a security interest in or Lien on, any collateral as security for the obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

THE WET SEAL, INC.

By:	/s/ Douglas C. Felderman

Name:	Douglas C. Felderman

Title:	EVP + CFO

THE WET SEAL RETAIL, INC.

By:	/s/ Douglas C. Felderman

Name:	Douglas C. Felderman

Title:	Secretary + Treasurer

WET SEAL CATALOG, INC.

By:	/s/ Douglas C. Felderman

Name:	Douglas C. Felderman

Title:	Secretary + Treasurer

WET SEAL GC, INC.

By:	/s/ Douglas C. Felderman

Name:	Douglas C. Felderman

Title:	Secretary + Treasurer

S.A.C. CAPITAL ASSOCIATES, LLC,
as Administrative Agent, Collateral Agent,
and a Lender

By:	S.A.C. Capital Advisors, LLC

By:	/s/ Peter Nussbaum

Name:	Peter Nussbaum
Title:	General Counsel

GMM CAPITAL, LLC, as a Lender

By:	/s/ Dabah Isaac
Name:	Dabah Isaac
Title:

GOLDFARB CAPITAL PARTNERS LLC, as a Lender

By:	/s/ Morris Goldfarb
Name:	Morris Goldfarb
Title:	Mbr

/s/ Charles Phillips
Mr. Charles Phillips, as a Lender

SMITHFIELD FIDUCIARY LLC, as a Lender

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Authorized Signatory

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as a Lender

By:	D.B. Zwirn Partners LLC, its general partner

By:	/s/ Daniel B. Zwirn
Name:	Daniel B. Zwirn
Title:	Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD, as a Lender

By:	D.B. Zwirn & Co., L.P., its trading manager

By:	/s/ Daniel B. Zwirn
Name:	Daniel B. Zwirn
Title:	Managing Member

RIVERVIEW GROUP, LLC, as a Lender

By:	/s/ Terry Feency

Name:	Terry Feency
Title:	COO